QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

[ST. JUDE MEDICAL LOGO]	[ANS LOGO]
Contacts:	St. Jude Medical	St. Jude Medical	ANS
	Laura Merriam	Angela Craig	Bob Merrill
	Investor Relations	Media Relations	Chief Financial Officer
	(651) 766-3029	(651) 481-7789	(972) 309-8117

ST. JUDE MEDICAL AND ADVANCED NEUROMODULATION SYSTEMS
ANNOUNCE DEFINITIVE AGREEMENT

Combination Brings St. Jude Medical Complementary Technology Platform in
Rapidly-Growing and Underpenetrated Neuromodulation Market

Conference Call and Webcast for Investors and Analysts Scheduled for Tomorrow at
7:00 a.m. Central Time (8:00 a.m. Eastern Time)

St. Jude Medical Third Quarter 2005 Earnings Results to be Issued Tomorrow

ST. PAUL, MN, AND PLANO, TX—October 16, 2005—St. Jude Medical, Inc. (NYSE:STJ) and Advanced Neuromodulation Systems, Inc. (NASDAQ:ANSI) announced today that the Boards of Directors of both companies have unanimously approved a definitive agreement whereby St. Jude Medical will acquire ANS for $61.25 per ANS share in cash, for a total of approximately $1.3 billion.

Under the terms of the agreement, St. Jude Medical will commence a tender offer for all of the outstanding shares of ANS common stock no later than Tuesday, October 25, 2005. Following successful completion of the tender, holders of any remaining outstanding shares of ANS will be entitled to receive cash of $61.25 per share of ANS common stock upon the closing of the merger.

The transaction is subject to customary closing conditions and regulatory approvals, as well as the valid tender of a majority of the outstanding shares of ANS common stock, on a fully-diluted basis. St. Jude Medical expects the transaction to close by the end of the year.

ANS is a technology leader in the estimated $1 billion neuromodulation medical device market and holds a strong No. 2 market share position in the spinal cord stimulation segment. Neuromodulation is the delivery of very small, precise doses of electricity or drugs directly to nerve sites and is aimed at treating patients suffering from chronic pain or other disabling nervous system disorders. ANS also has clinical trials underway for new indications to address the expanding markets for Parkinson's disease and essential tremor. The neuromodulation market has experienced historical growth of over 20 percent during the last several years with continued robust growth expected.

"This is a compelling strategic opportunity for St. Jude Medical and is consistent with our efforts to create additional long-term growth drivers that diversify our business mix and deliver value to our shareholders while benefiting patients and physicians around the world," said St. Jude Medical Chairman, President and Chief Executive Officer Daniel J. Starks. "We have long respected the ANS team and what they have accomplished. The ANS culture and dedication to improving the quality of lives for patients are aligned with our own. We welcome ANS's employees to St. Jude Medical and expect them to be an important part of our continued success."

"In addition to providing ANS shareholders with good value, this transaction will strengthen our competitive position on a global basis," said Chris Chavez, President and Chief Executive Officer of ANS. "We are pleased to be joining St. Jude Medical, a leader in cardiac medical device technology. Both St. Jude Medical and ANS share a common commitment to technological innovation and exceptional service to our clinical and patient communities. We look forward to becoming part of the St. Jude Medical team."

Following the close of the transaction, ANS will become a newly created division of St. Jude Medical. Mr. Chavez and the executive management team are expected to remain with the combined company and Mr. Chavez will be President of the ANS Division. ANS will remain headquartered in Plano, Texas.

Strategic Benefits of the Transaction

Provides Complementary Growth Platform for St. Jude Medical.    The acquisition of ANS is a natural expansion of St. Jude Medical's implantable microelectronics technology programs. With ANS, St. Jude Medical will gain an immediate footprint in the neuromodulation segment of the medical device industry. ANS also has exciting new applications under development that can leverage St. Jude Medical's extensive experience in low-voltage stimulation design and manufacturing.

St. Jude Medical expects to accelerate the flow of new and innovative products in cardiac rhythm management and in neuromodulation by using the research and engineering expertise of both companies, as well as St. Jude Medical's manufacturing resources.

Brings Broad Product Portfolio.    Today, ANS offers a full array of implantable spinal cord stimulation (SCS) devices, including rechargeable implantable pulse generators (IPGs), conventional battery powered IPGs and radio frequency stimulators. ANS also offers a wide range of lead systems and device programmers targeted toward clinicians and patients. The recent introduction of the Eon™ Neurostimulation System, ANS's rechargeable IPG, has been well received in the market.

Strengthened International Presence for ANS.    By capitalizing on St. Jude Medical's international infrastructure, including its distribution, regulatory and clinical functions, St. Jude Medical can further strengthen ANS's global presence and growth. Today, approximately 40 percent of St. Jude Medical revenues come from sales outside the U.S., while less than 10 percent of ANS revenues comes from international sales. ANS products are currently sold in about 30 countries while St. Jude Medical has a presence in over 130 countries.

Offers Access to New Indication Opportunities.    St. Jude Medical expects to invest in ANS's growth opportunities through focused development of new potential indications. ANS has received U.S. Food and Drug Administration (FDA) approval for clinical studies in indications such as Parkinson's disease and essential tremor– diseases which represent potential new and underserved markets. ANS also is exploring a number of additional therapeutic areas such as migraine headaches, depression, obsessive compulsive disorder, obesity and angina that provide exciting upside opportunities for revenue growth.

Financial Benefits of the Transaction

Revenue Growth.    St. Jude Medical's revenue growth will be enhanced as a result of its combination with ANS. Including the additional revenue provided from the ANS transaction in 2006, St. Jude Medical now expects revenue growth of more than 20 percent next year.

Earnings Growth.    Due to the strength of St. Jude Medical's current business, the Company expects to absorb the acquisition of ANS and still meet current earnings per share growth expectations for 2006. The transaction is expected to be accretive to earnings per share in 2007 and beyond. St. Jude Medical is today reaffirming its goal of a minimum 15 percent per year growth in earnings per share.

Capital Structure

St. Jude Medical intends to fund the transaction through cash on hand and borrowings under an existing commercial paper program, which is supported by bank credit facilities. St. Jude Medical anticipates that the strong operating cash flow of the combined entities will provide for the repayment of the acquisition-related debt by mid-2007.

Advisors

In connection with the transaction, Banc of America Securities LLC is acting as financial advisor to St. Jude Medical, and Gibson, Dunn & Crutcher LLP is legal counsel. Piper Jaffray & Co. is acting as financial advisor to ANS, and Baker Botts L.L.P. is legal counsel.

Conference Call and Webcast at 7:00 a.m. (CDT) Tomorrow

St. Jude Medical and ANS will host a conference call and webcast for investors and analysts at 7:00 a.m. CDT (8:00 a.m. EDT) on Monday, October 17, 2005, to discuss today's announcement.

Additionally, St. Jude Medical's third quarter 2005 earnings results, previously scheduled for Wednesday, October 19, 2005, will be released tomorrow at 6:00 a.m. CDT and will be discussed on the 7:00 a.m.CDT conference call and webcast.

The call may be accessed at 866-425-6195 (U.S.) and 973-582-2700 (outside of the U.S.). The conference ID number is 6614858. The call will also be simultaneously webcast at www.sjm.com.

Following the call, an audio replay will be available for seven days by dialing 877-519-4471 (U.S.) and 973-341-3080 (outside of the U.S.), conference code 6614858.

About St. Jude Medical

St. Jude Medical, Inc. (www.sjm.com) is dedicated to the design, manufacture and distribution of innovative medical devices of the highest quality, offering physicians, patients and payers outstanding clinical performance and demonstrated economic value.

About ANS

ANS (www.ANS-medical.com) designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system.

Forward-Looking Statements

Any statements made regarding the proposed transaction between St. Jude Medical, Inc. and Advanced Neuromodulation Systems, Inc., the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction, potential clinical success, regulatory approvals, anticipated future product launches, revenues, earnings, expected repayment of debt, market shares, market growth, market segment growth, new indications, and any other statements regarding St. Jude Medical's or ANS's future expectations, beliefs, goals or prospects are forward-looking statements which are subject to risks and uncertainties, such as those described under or incorporated by reference in Item 8.01 of St. Jude Medical's Current Report on Form 8-K filed on October 17, 2005, and in Item 8.01 of ANS' Current Report on Form 8-K filed on October 17, 2005, and in the Outlook and Uncertainties section in ANS's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (see page 25) and ANS's Annual Report on Form 10-K for the year ended December 31, 2004 (see page 26). Actual results may differ materially from anticipated results.

Additional Information

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of ANS. St. Jude Medical will be filing a tender offer statement with the Securities and Exchange Commission (SEC) and ANS will be filing a solicitation/recommendation statement with respect to the offer. ANS shareholders are advised to read the tender offer statement regarding the acquisition of ANS referenced in this news release, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the offer. These documents will be made available to all shareholders of ANS at no expense to them. These documents will also be available at no charge on the SEC's web site at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from ANS, Inc. in writing at 6901 Preston Road, Plano, Texas 75024, or by phone at (972) 309-8000.

QuickLinks

Joint Press Release dated October 16, 2005